                                                                    Exhibit 99.2





      NEWS RELEASE

SITRICK AND COMPANY INC.
 LOS ANGELES/NEW YORK

                                           CONTACT:    SITRICK AND COMPANY, INC.
                                                       RICHARD WOOL
                                                       (212) 755-2850

                                                       ANN JULSEN
                                                       (310) 788-2850

FOR IMMEDIATE RELEASE

           U.S. BANKRUPTCY COURT APPROVES SALE OF REMAINING SERVICING
                ASSETS OF LOMAS MORTGAGE USA TO FIRST NATIONWIDE

      DALLAS, TX -- JANUARY 12, 1996 -- Lomas Financial Corporation today announced that Judge Peter J. Walsh of the United States Bankruptcy Court for the District of Delaware has approved the amended sale of the remaining mortgage servicing assets of Lomas Mortgage USA, Inc. to First Nationwide Mortgage Corporation, a subsidiary of First Nationwide Bank.

      The closing date of the transaction is scheduled for January 31, 1996.

      Lomas Financial Corporation and Lomas Mortgage USA, Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code on October 10, 1995.

                                     # # #





444 MADISON AVENUE, SUITE 409
NEW YORK, NY 10022-6999
(212) 755-2850  FAX: (212) 755-2855





                                       7